Exhibit 99.1

AMERICAN NATIONAL GROUP, INC.

EXECUTIVE SEVERANCE PLAN

Effective April 22, 2021

In order to secure the continued services of certain key executives of American National Group, Inc. (the “Company”), to ensure their continued dedication to their assigned duties without distraction, and to ease financial hardships that may be experienced by their involuntary termination of employment without Cause or resignation due to Good Reason (as such terms are defined below), the Compensation Committee of the Board of Directors of the Company (the “Committee”) has adopted this Executive Severance Plan (as it may be amended pursuant to the terms hereof, this “Plan”). This Plan is intended to be an unfunded “top hat” welfare plan subject to ERISA.

SECTION 1. Definitions. For purposes of this Plan, the following terms shall have the respective meanings set forth below:

“Affiliate” shall mean, with respect to the Company, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company, including each subsidiary of the Company within the meaning of Section 424(f) of the Code.

“Annual Bonus” shall mean Participant’s target annual cash bonus for the calendar year, whether pursuant to the Company’s Executive Incentive Compensation Plan or otherwise, in which Participant’s Termination Date occurs; provided, however, that if neither the Board nor the Committee has established a target annual cash bonus for Participant for the calendar year in which the Termination Date occurs, then “Annual Bonus” shall be equal to the most recent annual cash bonus paid by the Company to Participant preceding Participant’s Termination Date; provided further that if Participant’s target annual cash bonus for the calendar year in which Participant’s Termination Date occurs is reduced in a manner that would be a condition satisfying clause (iii) of the definition of Good Reason, then “Annual Bonus” shall be no less than Participant’s highest target annual bonus for any of the three calendar years preceding the calendar year in which Participant’s Termination Date occurs. For the avoidance of doubt, (i) Annual Bonus shall include any annual cash bonus received by Participant from the Company and all of its Affiliates and (ii) Annual Bonus shall not include any awards or amounts paid or payable under the Amended and Restated 1999 Stock and Incentive Plan or any other long-term incentive plan of the Company or any of its Affiliates, including, without limitation any stock options, restricted shares, restricted stock units, stock appreciation rights, phantom units or book value units.

“Base Salary” shall mean Participant’s annualized base salary at the rate in effect immediately prior to the date of a Qualifying Termination, or if applicable, immediately prior to any reduction (or reductions in the aggregate) that would be a condition satisfying clause (ii) of the definition of Good Reason. For the avoidance of doubt, Base Salary shall include base salary received by Participant from the Company and all of its Affiliates.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean, as determined by the Board in its reasonable discretion:

(i)	Participant’s failure or inability to perform any reasonable assigned duties, after written notice from the Board and, if curable, a reasonable opportunity to cure such failure or inability;

(ii)

Participant’s commission of an act, or plea of guilty or nolo contendere to a misdemeanor, in either case involving dishonesty, fraud, theft, immoral conduct, bribery or extortion, or plea of guilty or nolo contendere to any felony;

(iii)	Participant’s misconduct in connection with the business of the Company or any of its Affiliates;

(iv)

Participant’s material breach of any agreement between Participant and the Company or any Affiliate thereof, including the Participation Agreement and any written code of conduct and business ethics or other material written policy of the Company or any Affiliate thereof relating to personal conduct; or

(v)	Participant’s intentional wrongful act or omission that results in the restatement of the Company’s financial statements due to a violation of the Sarbanes-Oxley Act of 2002.

“Change of Control” shall mean the occurrence of any of the following:

(i)

there is a change in ownership of the Company’s outstanding securities after the date of approval of this Plan that causes any Person (including any group of Persons within the meaning of Rule 13d-5 under the Exchange) other than an Excluded Owner to become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s outstanding securities then entitled to vote for the election of directors;

(ii)	during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof;

(iii)	the Board shall approve the sale of all or substantially all of the assets of the Company; or

(iv)	the Board shall approve any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (i) or (ii) above.

“Claimant” shall have the meaning set forth in Section 4(c).

“COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time, and the regulations promulgated thereunder.

“COBRA Period” shall mean, with respect to a Participant, the period for which such Participant is entitled to receive the COBRA Reimbursement in accordance with the provisions of this Plan, as specified in such Participant’s Participation Agreement.

“COBRA Reimbursement” shall have the meaning set forth in Section 3(c).

“COC Agreement” shall have the meaning set forth in Section 2.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

“Committee” shall have the meaning set forth in the first paragraph of this Plan.

“Company” shall have the meaning set forth in the first paragraph of this Plan.

“Effective Date” shall mean April 22, 2021.

“Employment” shall mean employment with the Company or any of its Affiliates. Participant’s Employment shall be deemed to have continued notwithstanding a transfer of employment between the Company and any of its Affiliates, or between any two Affiliates, or a termination of Participant’s Employment by the Company or one of its Affiliates, followed immediately by the hiring of Participant by the Company or any of its Affiliates.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and the regulations promulgated thereunder.

“Excise Tax” shall have the meaning set forth in Section 3(e)(i).

“Excluded Owner” shall mean following Persons, and each of them: Moody National Bank, The Moody Foundation, Moody Medical Research Institute and Moody Methodist Church, together with any director, manager or trustee thereof.

“Full Payment” shall have the meaning set forth in Section 3(e)(i).

“Good Reason” shall mean the occurrence of any of the following without Participant’s express prior written consent:

(i)

a material reduction of or to Participant’s duties, authority, responsibilities or reporting relationship (provided, however, that a change in Participant’s duties, authority or responsibilities as the result of one or more corporate transactions, by itself, does not constitute a material reduction);

(ii)	a 10% or greater reduction of Participant’s Base Salary (relative to Participant’s highest Base Salary in effect as of or after the date of his or her Participation Agreement);

(iii)

a 10% or greater reduction of Participant’s target annual cash bonus (relative to Participant’s highest target annual cash bonus in effect as of or after the date of his or her Participation Agreement);

(iv)

a requirement that Participant relocate his or her primary work location more than 50 miles from Participant’s then-current primary work location as reflected in Company records (but only if any such relocation increases Participant’s one-way commute); or

(v)

in connection with a Change of Control, the failure of the Company to assign this Plan to a successor to the Company or the failure of a successor to the Company to explicitly assume and agree to be bound by this Plan.

Notwithstanding the foregoing, termination of Employment by Participant will not be for Good Reason unless (A) Participant delivers written notice to the Company (the “Good Reason Notice”) of the existence of the condition that Participant believes constitutes Good Reason within 30 days of the initial existence of such condition (which Good Reason Notice specifically identifies such condition), (B) the Company fails to remedy such condition within 30 days after the date on which it receives such notice (such 30-day period, the “Good Reason Cure Period”), and (C) Participant actually terminates Employment within 30 days after the expiration of the Good Reason Cure Period.

“Payment” shall have the meaning set forth in Section 3(e)(i).

“Participant” shall mean each executive-level employee of the Company who is designated by the Plan Administrator as a Participant in this Plan in accordance with Section 2 who has entered into a Participation Agreement and who has not been removed from this Plan.

“Participation Agreement” shall mean the written agreement, substantially in the form of Appendix B hereto, between the Company and an applicable executive evidencing participation under this Plan and the restrictive covenants being agreed to as a condition to participation in this Plan.

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” within the meaning of Rule 13d-5 under the Exchange Act.

“Plan Administrator” shall mean the Committee.

“Removal/Amendment Protection Period” shall mean, with respect to a Participant, the period defined as the Removal/Amendment Protection Period in such Participant’s Participation Agreement.

“Qualifying Termination” shall, subject to any additional provisions or restrictions contained in a Participant’s Participation Agreement, mean Participant’s termination of Employment that constitutes a termination by the Company without Cause or a resignation by Participant for Good Reason. For the avoidance of doubt, a Qualifying Termination shall not occur as a result of the cessation of Participant’s employment with the Company or any Affiliate as the result of the sale, spin-off or other divestiture of a division, business unit or subsidiary or a merger or other business combination followed by employment or reemployment with the purchaser or successor in interest to Participant’s employer with regard to such division, business unit or subsidiary, or an offer of employment by such purchaser or successor in interest on terms and conditions substantially comparable in the aggregate (as determined by the Plan Administrator in its sole discretion) to the terms and conditions of Participant’s employment with the Company or its subsidiary immediately prior to such transaction.

“Reduced Payment” shall have the meaning set forth in Section 3(e)(i).

“Section 409A Payment” shall have the meaning set forth in Section 5(d).

“Severance Amount” shall mean, as specified in the Participation Agreement for a Participant, either (i) Participant’s Base Salary or (ii) the sum of (x) Participant’s Base Salary and (y) Participant’s Annual Bonus.

“Severance Benefits” shall have the meaning set forth in Section 3(b).

“Severance Multiple” shall mean, with respect to a Participant, the multiple specified as the “Severance Multiple” in such Participant’s Participation Agreement, it being understood that such multiple shall not exceed the number 2.99.

“Tax Adviser” shall have the meaning set forth in Section 3(e)(ii).

“Termination Date” shall mean, with respect to any Participant, the effective date of such Participant’s termination of Employment, as determined in accordance with Section 5(d).

SECTION 2. Eligibility. The Plan Administrator shall from time to time, in its sole discretion, select and designate in writing which of the Company’s (including any of its Affiliates’) executive-level employees shall become eligible to participate in this Plan, and any such employee shall become a Participant under this Plan upon such designation, subject to such Participant’s acceptance and execution of a Participation Agreement by the deadline set forth in such agreement (or such later date as permitted by the Plan Administrator). The Plan Administrator may, in its sole discretion, remove an employee from participation in this Plan, with such removal to be effective upon six months’ prior notice to the impacted employee; provided, however, that if (a) a Participant is notified of Participant’s removal from participation in this Plan and (b) on or within six months following the date on which Participant is notified of his or her removal from this Plan, the Company has entered into a definitive agreement that, if consummated, would relate to a Change of Control (the “COC Agreement”), then such individual shall remain a Participant in this Plan and remain eligible for benefits in accordance with the terms hereof until the earlier to occur of (i) the termination of the COC Agreement without consummation of the Change of Control and (ii) the 12-month anniversary of the date on which Participant is notified of his or her removal from this Plan (or, if longer, the Removal/Amendment Protection Period set forth in such Participant’s Participation Agreement).

SECTION 3. Effect of Qualifying Termination of Employment.

(a) Severance Benefits. Subject to Section 3(b), Section 3(d) and Section 3(e), in the event of Participant’s Qualifying Termination, the Company shall provide Participant the payments and benefits set forth in this Section 3(a) (collectively, the “Severance Benefits”). For the avoidance of doubt, Participant shall not be entitled to Severance Benefits under this Plan if Participant’s Employment terminates for any reason other than a Qualifying Termination (including due to death, disability, for Cause or resignation without Good Reason).

(i)

The Company shall pay to Participant an amount equal to (A) the Severance Multiple multiplied by (B) the Severance Amount, in a single lump sum within 15 days following the date on which the general release and waiver described in Section 3(b) becomes irrevocable (but, in any event, by no later than March 15 of the calendar year immediately following the calendar year that includes the Termination Date).

(ii)

Subject to the general release and waiver described in Section 3(b) having become irrevocable, the Participant shall receive COBRA Reimbursements for the COBRA Period following the Date of Termination, subject to the provisions of Section 3(c).

(iii)

For the avoidance of doubt, Participant shall not be entitled to reimbursement for fringe benefits, including dues and expenses related to club memberships, automobile expenses, expenses for professional services and other similar perquisites on and after the Termination Date.

(b) Release of Claims. The Severance Benefits are expressly conditioned on Participant’s (or Participant’s representative’s, as applicable) execution, within 45 days after the

Termination, of a general release and waiver substantially in a form prescribed by the Company, which release and waiver has become irrevocable following any revocation period permitted by the Company.

(c) COBRA Reimbursements. If Participant is eligible to elect and elects to continue coverage for Participant and Participant’s spouse and eligible dependents under the Company’s group medical, hospitalization, and dental plans pursuant to COBRA, the Company shall reimburse Participant on a monthly basis during the COBRA Period for the amount Participant pays to effect and continue such coverage under COBRA (the “COBRA Reimbursements”); provided, however, that (x) Participant shall notify the Company in writing within five days after he becomes eligible after the Date of Termination for group medical, hospitalization, or dental plan insurance coverage, if any, through subsequent employment or otherwise and Employer shall have no further obligation to provide the COBRA Reimbursements after Participant becomes eligible for group medical, hospitalization, or dental insurance plan coverage due to subsequent employment or otherwise; and (y) if Participant (or Participant spouse) is eligible for Medicare or a similar type of governmental medical benefit, such benefit shall be the primary provider before Employer medical benefits are provided. Participant shall send monthly invoices to the Company reflecting COBRA premiums paid by the last day of the month following the month in which the applicable premiums were paid by Participant and any COBRA Reimbursements due shall be made within 15 days of receipt of such invoices. For the avoidance of doubt, the COBRA Reimbursements are taxable and subject to withholding.

(d) Recoupment. Notwithstanding any provisions in this Plan to the contrary, the Plan Administrator may, in its sole and absolute discretion, in the event of Participant’s material breach of a material obligation of Participant to the Company pursuant to any agreement between Participant and the Company, including a material breach of the Participation Agreement or a determination that an event constituting Cause has occurred, regardless of whether this determination happened prior to or following the Termination Date: (i) terminate the right of such Participant to receive any Severance Benefits, to the extent they have not been paid; and (ii) seek the recoupment of any Severance Benefits paid to such Participant, including through exercising rights of set-off, forfeiture or cancellation, to the fullest extent permitted by law, with respect to any other awards, benefits or payments otherwise due Participant from the Company or any of its Affiliates, to the extent the Plan Administrator in its sole discretion deems appropriate after considering the relevant facts and circumstances. Any termination and/or recoupment of Participant’s benefits under this Plan shall be in addition and without prejudice to any other remedies that the Company might elect to assert.

(e) Section 280G.

(i)

Amount of Payments and Benefits. If any payment, award or benefit (including any such payment or benefit pursuant to this Plan) Participant would receive from the Company or its Affiliates, or otherwise, in connection with or as a result of a Change of Control (a “Payment”) would (A) separately or in the aggregate constitute a “parachute payment” within the meaning of Section 280G of the Code, and (B) but for this paragraph, be subject to the excise tax imposed by Section 4999 of the Code or any similar successor provision (the “Excise Tax”), then the Company shall pay to Participant either (1) the full amount of the Payments (a “Full Payment”), or (2) an amount equal to the Payments, reduced by the minimum amount necessary to prevent any portion of the Payments from being an “excess parachute payment” within the meaning of Section 280G of the Code (a “Reduced Payment”), whichever of the foregoing results in the receipt by Participant, on an after-tax basis, of the greatest amount of Payments, notwithstanding that all or some portion of the Payments may be subject to the Excise Tax. If a Reduced Payment is made, the Payment shall be paid only to the extent permitted under the Reduced Payment alternative, and Participant shall have no rights to any additional payments and/or benefits constituting the Payment.

(ii)

Computations and Determinations. All computations and determinations called for by this Section 3(e) shall be made by an independent accounting firm or independent tax counsel appointed by the Committee on behalf of the Company (the “Tax Adviser”), and all such computations and determinations shall be conclusive and binding on the Company and Participant. For purposes of such calculations and determinations, the Tax Adviser may rely on reasonable, good faith interpretations concerning the application of Section 280G and Section 4999 of the Code. The Company and Participant shall furnish to the Tax Adviser such information and documents as the Tax Adviser may reasonably request in order to make the computations and determinations called for by this Section 3(e). The Company shall bear all costs that the Tax Adviser may reasonably incur in connection with the computations and determinations herein called for.

(iii)

Reduction Methodology. If a Reduced Payment is made, reduction in payments and/or benefits shall occur in the following order: (A) reduction of cash payments hereunder; (B) cancellation of accelerated vesting of long-term incentive awards, including Base Value Units or “BVUs” awarded under the Company’s long-term incentive compensation program; and (C) reduction of other benefits paid to Participant.

(f) Death. If Participant experiences a Qualifying Termination and is entitled to Severance Benefits, then upon Participant’s subsequent death, all unpaid amounts payable to Participant’s spouse or, if Participant has no spouse at the time of Participant’s death, to Participant’s estate.

SECTION 4. Administration of Plan; Claims Procedure.

(a) General. Except as specifically provided herein, this Plan shall be administered by the Plan Administrator. The Plan Administrator may delegate any administrative duties, including duties with respect to the processing, review, investigation, approval and payment of benefits under this plan to designated individuals or committees. The Plan Administrator shall be the “administrator” and a “named fiduciary” under this Plan for purposes of ERISA.

(b) Interpretations and Variations. The Plan Administrator shall have the duty and authority to interpret and construe, in its sole discretion, the terms of this Plan in regard to all questions of eligibility, the status and rights of Participants, and the manner, time and amount of any payment under this Plan. The Plan Administrator or its representative shall decide any issues arising under this Plan, and the decision of the Plan Administrator shall be binding and conclusive on Participants and the Company. Any variations from this Plan may be made only by the Plan Administrator in its sole discretion.

(c) Filing a Claim. Although it is not normally necessary to file a claim in order to receive benefits under this Plan, if Participant feels Participant has been improperly denied benefits under this Plan, any claim for payment of such benefits shall be signed, dated and submitted to the Company in accordance with the procedures set forth in Appendix A.

SECTION 5. Section 409A Compliance; Changes in Law.

(a) It is the intention of the Company that the provisions of this Plan are exempt from or comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with Section 409A of the Code. In the event that the Company determines that any provision of this Plan does not comply with Section 409A of the Code or any such rules, regulations or guidance and that as a result any Participant may become subject to a tax under Section 409A of the Code, notwithstanding Section 8(l), the Company shall have the discretion to amend or modify such provision to avoid the application of such tax, and in no event shall any Participant’s consent be required for such amendment or modification. Notwithstanding any provision of this Plan to the contrary, each Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with amounts payable pursuant to this Plan (including any taxes arising under Section 409A of the Code), and the Company not shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes.

(b) In the event that the Company determines that any provision of this Plan violates, or would result in any material liability (other than liabilities for the Severance Benefits) to the Company under, any law, regulation, rule or similar authority of any governmental agency, the Company shall be entitled, notwithstanding Section 8(l), to amend or modify such provision as the Company determines in its discretion to be necessary or desirable to avoid such violation or liability, and in no event shall any Participant’s consent be required for such amendment or modification.

(c) The payments under this Plan are designated as separate payments for purposes of the short-term deferral rule under Treasury Regulation Section 1.409A-1(b)(4), the exemption for involuntary terminations under separation pay plans under Treasury Regulation Section 1.409A-1(b)(9)(iii), and the exemption for medical expense reimbursements under Treasury Regulation Section 1.409A-1(b)(9)(v)(B).

(d) To the extent any amounts under this Plan are payable by reference to Participant’s termination of Employment, such term and similar terms shall be deemed to refer to such Participant’s “separation from service,” within the meaning of Section 409A of the Code. Notwithstanding any other provision in this Plan, to the extent any payments hereunder constitute “nonqualified deferred compensation,” within the meaning of Section 409A of the Code (a “Section 409A Payment”), and Participant is a specified employee, within the meaning of Treasury Regulation Section 1.409A-1(i), as determined by the Company in accordance with any method permitted under Section 409A of the Code, as of the date of Participant’s separation from service, each such Section 409A Payment that is payable upon such Participant’s separation from service and that would have been paid prior to the six-month anniversary of such Participant’s separation from service, shall be delayed until the earlier to occur of (i) the six-month anniversary of Participant’s separation from service and (ii) the date of Participant’s death. Further, to the extent that (A) any amount is a Section 409A Payment, (B) such payment is conditioned upon Participant’s execution of a release or Participation Agreement and (C) such payment is to be paid or provided during a designated period that begins in one taxable year and ends in a second taxable year, then such Section 409A Payment shall be paid or provided in the later of the two taxable years.

(e) Any reimbursements payable to Participant pursuant to this Plan or otherwise shall be paid to such Participant in no event later than the last day of the calendar year following the calendar year in which such Participant incurred the reimbursable expense. Any amount of expenses eligible for reimbursement, or in-kind benefit provided, during a calendar year shall not affect the amount of expenses eligible for reimbursement during any other calendar year. The right to any reimbursement pursuant to this Plan shall not be subject to liquidation or exchange for any other benefit.

SECTION 6. Covenants. Each Participant’s participation in this Plan is conditioned upon such Participant’s execution of a Participation Agreement by the deadline set forth in such agreement (or such later date as permitted by the Plan Administrator). If Participant breaches any covenants in the Participation Agreement or any other agreement by and between such Participant and the Company or its

Affiliates, (a) Participant’s entitlement to Severance Benefits shall be null and void, (b) all rights to receive or continue to receive Severance Benefits shall thereupon cease and (c) Participant shall immediately repay to the Company all amounts theretofore paid to, and the value of all benefits theretofore received by, Participant. The foregoing shall not limit any other rights or remedies the Company may have existing in its favor, including injunctive relief.

SECTION 7. Offset; No Mitigation.

(a) To the extent permitted by Section 409A of the Code, the amount of Participant’s payments under this Plan shall be reduced to the extent necessary to defray amounts owed by Participant due to unused expense account balances, overpayment of salary, awards or bonuses, advances or loans.

(b) In no event shall any Participant be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Participant under any of the provisions of this Plan and, such amounts shall not be reduced whether or not Participant obtains other employment, except as expressly provided in Section 3(d).

SECTION 8. Miscellaneous.

(a) Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if delivered in writing, in person or by telecopy (with a copy following by nationally recognized overnight courier) or sent by nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by such party to the other parties.

If to the Company:	American National Group, Inc.
One Moody Plaza
Galveston, Texas 77550
Attention: [_______________]

Fax: [_______________]
If to a Participant:	At the most recent address on file with the Company

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Plan shall be deemed to have been given when so delivered, sent or mailed.

(b) Choice of Law; Venue; Waiver of Jury Trial. This Plan shall be deemed to be made in Texas, and, to the extent not preempted by ERISA or other federal law, the validity, interpretation, construction and performance of this plan in all respects shall be governed by the laws of Texas without regard to its principles of conflicts of law. By participating in this Plan, each Participant and the Company each hereby (a) irrevocably consents to, and agrees not to object or assert any defense or challenge to, the jurisdiction and venue of a state district court of competent jurisdiction in Galveston County, Texas or the United States District Court for the Southern District of Texas, and agrees that any claim that, subject to Section 4 above, may be brought in a court of law or equity may be brought in any such court, and (b) knowingly, voluntarily and intentionally waives any rights such party may have to a trial by jury in respect of any litigation based hereon or arising out of or in connection with this Plan. This provision is a material inducement for Participant to be a Participant hereunder. Notwithstanding any provision to the contrary in any other agreements entered into between the Company and Participant, any dispute or claim arising from or relating to this Plan shall not be required to be submitted to a final, binding arbitration.

(c) No Waiver. The failure of the Company or Participant to insist upon strict adherence to any term of this Plan on any occasion shall not be considered as a waiver of the rights of the Company or Participant or deprive the Company or Participant of the right thereafter to insist upon strict adherence to that term or any other term of this Plan. No failure or delay by the Company or Participant in exercising any right or power hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right or power, or any abandonment of any steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

(d) Severability. If a court of competent jurisdiction determines that any provision of this Plan is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Plan, and all other provisions shall remain in full force and effect.

(e) Withholding of Taxes and Other Employee Deductions. The Company may withhold from any benefits and payments made pursuant to this Plan all federal, state, city and other taxes as may be required pursuant to any law or governmental regulation or ruling and all other normal employee deductions made with respect to the Company’s employees generally.

(f) Headings. The paragraph headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

(g) Interpretations. For purposes of this Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation but rather shall be deemed to be followed by the words “without limitation.” The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” Wherever the context so requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural and conversely.

(h) Successors. This Plan shall be binding upon and inure to the benefit of the Company and any successor of the Company, its assets, its businesses or its interest, in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place. In the case of any transaction in which a successor would not by the foregoing provision or the operation of law be bound by this Plan, the Company shall require any successor to the Company to expressly and unconditionally assume this Plan in writing and honor the obligations of the Company hereunder, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. Participants’ rights, benefits and obligations under this Plan are personal and shall not be voluntarily or involuntarily assigned, alienated, or transferred, whether by operation of law or otherwise, without the prior written consent of the Company.

(i) Non-Duplication.

(i)

The Severance Benefits provided under this Plan are not intended to result in any duplicative benefits to Participant, and this Plan shall be administered accordingly. The Plan Administrator, in good faith, shall exercise its discretion and to the extent permitted under applicable law, equitably offset Participant’s Severance Benefits under this Plan against any other severance, termination or similar benefits payable to Participant by the Company or amounts paid to comply with, or satisfy liability under, the Worker Adjustment and Retraining Notification Act or any other foreign, federal, state or local law requiring payments in connection with any termination of Employment or workforce reduction, including amounts paid in connection with paid leaves of absence, back pay, benefits and other payments intended to satisfy such liability or alleged liability.

(ii)

To the extent that the Severance Benefits payable hereunder are deemed to be a substitute for a Section 409A Payment provided under another agreement with Participant, then the Severance Benefits payable hereunder shall be paid at the same time and in the same form as such substituted Section 409A Payment to the extent required to comply with Section 409A of the Code.

(j) Deemed Resignations. Any termination of Participant’s Employment shall constitute an automatic resignation of such Participant as an officer of the Company and each Affiliate of the Company, an automatic resignation from the Board, if applicable, and the board of directors of each Affiliate of the Company and from the board of directors or similar governing body of any corporation, limited liability company or other entity in which the Company or any Affiliate holds an equity interest and with respect to which board or similar governing body such Participant serves as the Company’s or such Affiliate’s designee or other representative.

(k) No Guarantee of Employment. This Plan shall not be construed as creating any contract of Employment between the Company and its Affiliates, on the one hand, and any Participant, on the other hand, nor shall this Plan be construed as restricting in any way the rights of the Company or any of its Affiliates to terminate the Employment of any Participant at any time and for any reason subject, however, to any rights of Participant under this Plan.

(l) Amendment and Termination of this Plan. Except as specifically provided in Section 2 or Section 5, the Committee may amend, modify or terminate this Plan at any time; provided, however, that no such amendment, modification or termination may materially impair the rights of a Participant whose Termination Date previously occurred; provided further that no such amendment, modification or termination may adversely affect a Participant without such impacted Participant’s written consent if such amendment, modification or termination is adopted both (i) at a time during which the Company is taking material steps that could reasonably be expected to lead to a corporate transaction that would constitute a Change of Control and (ii) after the date that is six months prior to the date the Company enters into a COC Agreement pursuant to which such Change of Control is ultimately consummated. Moreover, the Company may not amend, modify or terminate this Plan in any way that adversely affects a Participant within 12 months after a Change of Control (or, if longer, the Removal/Amendment Protection Period set forth in such Participant’s Participation Agreement) without such impacted Participant’s written consent.

SECTION 9. Survival. The provisions of this Plan, including Section 3, Section 4, Section 5, Section 6, Section 7 and Section 8 shall survive and remain binding and enforceable, notwithstanding the expiration or termination of this Plan, the termination of a Participant’s Employment for any reason or any settlement of the financial rights and obligations arising from such Participant’s participation hereunder, to the extent necessary to preserve the intended benefits of such provisions.

* * * * * *

IN WITNESS WHEREOF, the Company has caused this Plan to be executed on its behalf, to be effective as of the Effective Date.

AMERICAN NATIONAL INSURANCE GROUP, INC.

APPENDIX A

CLAIMS PROCEDURE

(a) Filing a Claim. All claims relating to this Plan must be filed within 90 days following Participant’s Termination Date, unless the Plan Administrator otherwise specifies in writing. The Plan Administrator shall then evaluate the claim and notify Participant (the “Claimant”) of the approval or disapproval in accordance with the provisions of this Plan not later than 90 days after the Company’s receipt of such claim unless special circumstances require an extension of time for processing the claims. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period, which notice shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than 180 days after the date on which the claim was filed). If the Claimant does not provide all the necessary information for the Plan Administrator to process the claim, the Plan Administrator may request additional information and set deadlines for the Claimant to provide that information.

(b) Notice of Initial Determination. The Claimant shall be given a written notice in which the Claimant shall be advised as to whether the claim is granted or denied, in whole or in part. If a claim is denied, in whole or in part, the Claimant shall be given written notice, which notice shall contain (i) the specific reasons for the denial, (ii) specific references to pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary and (iv) an explanation of this Plan’s appeal procedures, which explanation shall also include a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial of the claim upon review.

(c) Right to Appeal. If a claim for payment of benefits under this Plan made in accordance with the procedures specified in this Plan is denied, in whole or in part, the Claimant shall have the right to request that the Plan Administrator review the denial, but only if the Claimant files a written request for review with the Plan Administrator within 60 days after the date on which the Claimant received written notification of the denial. The Claimant may review or receive copies, upon request and free of charge, of any documents, records or other information “relevant” (within the meaning of Department of Labor Regulation 2560.503-1(m)(8)) to the Claimant’s claim. The Claimant may also submit written comments, documents, records and other information relating to his or her claim.

(d) Review of Appeal. In deciding a Claimant’s appeal, the Plan Administrator shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial review of the claim. If the Claimant does not provide all the necessary information for the Plan Administrator to decide the appeal, the Plan Administrator may request additional information and set deadlines for the Claimant to provide that information. Within 60 days after a request for review is received, the review shall be made and the Claimant shall be advised in writing of the decision on review, unless special circumstances require an extension of time for processing the review, in which case the Claimant shall be given a written notification within such initial 60-day period specifying the reasons for the extension and when such review shall be completed (provided, however, that such review shall be completed within 120 days after the date on which the request for review was filed).

(e) Notice of Appeal Determination. The decision on review shall be forwarded to the Claimant in writing and, in the case of a denial, shall include (i) specific reasons for the decision, (ii) specific references to the pertinent Plan provisions upon which the decision is based, (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records or other information relevant to the Claimant’s claim and (iv) a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following a wholly or partially denied claim for benefits. The Plan Administrator’s decision on review shall be final and binding on all Persons for all purposes. If a Claimant shall fail to file a request for review in accordance with the procedures herein outlined, such Claimant shall have no right to review and shall have no right to bring an action in any court, and the denial of the claim shall become final and binding on all Persons for all purposes. Any notice and decisions by the Plan Administrator under this paragraph (e) may be furnished electronically in accordance with Department of Labor Regulation 2520.104b-1(c)(i), (iii) and (iv).

(f) Statute of Limitations. No Claimant may bring any legal action to recover benefits under this Plan until such Claimant has exhausted the internal administrative claims and appeals process described above. No legal action may be commenced at all, unless commenced no later than one year following the issuance of a final decision on the claim for benefits or the expiration of the appeal decision period if no decision is issued. This one-year statute of limitations on suits for all benefits available under this Plan shall apply in any forum where such legal action is initiated.

APPENDIX B

FORM OF PARTICIPATION AGREEMENT

(See attached.)